Exhibit 15.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Report on Form 20-F of AIR Global PLC (formerly “AIR Holdings Limited”) of our report dated March 27, 2026 relating to the financial statements of AIR Limited, which appears in AIR Holdings Limited's Registration Statement on Form F-4 (File No. 333-294714). We also consent to the reference to us under the heading “Statement by Experts” in this Report on Form 20-F.

/s/ PricewaterhouseCoopers Limited Partnership Dubai Branch

Dubai, United Arab Emirates

May 21, 2026